UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 10, 2014 (April 9, 2014)

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32421	58-2342021
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 Lexington Avenue, Suite 1718 New York, NY	10170
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 201-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, the Board of Directors appointed Marc Gelberg as the Principal Accounting Officer of Fusion Telecommunications International, Inc. (the “Company”).

            Mr. Gelberg began his tenure with the Company in April 2011 as its Corporate Controller.  He was named Vice President of Finance and Controller in November of 2012 and became Senior Vice President of Finance and Controller in March of 2014.  From November of 2010 through March of 2011 Mr. Gelberg served as an SEC Reporting consultant for China Direct Industries, Inc., primarily serving its client companies.  From February 2008 through September 2010 Mr. Gelberg was Vice President, Corporate Controller for Cross Match Technologies, Inc. and from July 2006 through February 2008 he was Vice President of Accounting and Financial Reporting for ION Media Networks, Inc. Mr. Gelberg holds a Bachelor’s Degree in Economics from the State University of New York at Albany, and received his CPA certification from the State of New York in 1994.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Fusion Telecommunications International, Inc.

	By:	/s/ Gordon Hutchins, Jr.
Gordon Hutchins, Jr.
April 10, 2014		as President, Chief Operating Officer and Acting Chief Financial Officer